Exhibit 99.1

FROM:	Ursula H. Moran (973) 617-5756	Ray Arthur (973) 617-5755
	Investor Relations	Chief Financial Officer

FOR:	Toys “R” Us, Inc.	Susan McLaughlin (973) 617-5900
	(NYSE: TOY)	Media Relations
FOR IMMEDIATE RELEASE

TOYS “R” US FILES FORM 10-K WITH SEC AND

REPORTS FOURTH QUARTER 2004 RESULTS

WAYNE, NEW JERSEY, April 29, 2005—Toys “R” Us, Inc. today announced it has filed its Annual Report on Form 10-K for the fiscal year ended January 29, 2005 with the U.S. Securities and Exchange Commission (SEC). The company expects that it will file the Preliminary Proxy Statement related to its proposed merger shortly.

The company reported net earnings of $259 million, or $1.18 per share, for the fourth quarter of 2004, compared with net earnings of $155 million, or $0.72 per share, for the fourth quarter of 2003. Net earnings for the fourth quarter of 2004 reflect several unusual pretax gains and charges, including a legal settlement with Visa and MasterCard resulting in a $20 million gain, a gain of $14 million resulting from the sale of a toy store located in Santa Monica, California, and $15 million in gains related to the sale of former Kids “R” Us locations. These gains were partially offset by several pretax charges including increased professional fees of $8 million associated with compliance with Section 404 of the Sarbanes-Oxley Act, and costs of $11 million associated with continued efforts related to the recently completed strategic review.

For the twelve-month period ended January 29, 2005, the company reported net earnings of $252 million, or $1.16 per share, versus net earnings of $63 million, or $0.29 per share for 2003. Net earnings for 2004 also include several unusual gains and charges, the largest of which were the reversal of $200 million of income tax reserves related to the favorable completion of tax audits, a pretax gain of $55 million related to the sale of former Kids “R” Us locations and a pretax charge of $147 million for special markdowns primarily to liquidate selected older inventory in the toy stores.

All per share figures refer to diluted per share amounts and all results reflect restatement to correct the company’s lease related accounting.

Total net sales for the fourth quarter of 2004 were $4.81 billion, down 1% from $4.86 billion for the fourth quarter of 2003. Excluding the impact of foreign currency translation, total net sales for the year were $4.7 billion, down 2%. For the twelve months ended January 29, 2005 total net sales were $11.1 billion, down 2% from last year’s $11.3 billion. Excluding the impact of foreign currency translation, total net sales for the year were $10.9 billion, down 4% versus the prior year.

John Eyler, Chairman and Chief Executive Officer of Toys “R” Us, Inc. commented, “We are very pleased that operating performance improved across all divisions during the fourth quarter of 2004. Our U.S. toy stores reported fourth quarter operating earnings of $238 million in 2004, a 47% increase from $162 million in 2003. In the International division, operating earnings were

$214 million in the fourth quarter 2004 versus $167 million for the prior year. Excluding the impact of foreign currency translation, International’s operating earnings were $197 million, an 18% improvement versus the prior year. Babies “R” Us posted an 11% increase in operating earnings for the quarter with earnings of $51 million, up from $46 million in the prior year. Operating earnings at Toysrus.com were $15.5 million for the quarter, up from $4.1 million in the fourth quarter of 2003.

Mr. Eyler said, “We were also pleased with the annual results in each of our operating divisions. For the year, operating earnings exceeded $200 million for both our International and Babies “R” Us divisions. International’s $220 million represents a 33% increase from 2003’s $166 million. Excluding the impact of foreign currency translation, International’s operating earnings were $203 million, a 22% improvement versus the prior year. Babies “R” Us improved its operating earnings to $224 million from $192 million in 2003, a 17% increase. Toysrus.com’s annual operating earnings improved to $0.8 million from a loss of ($18.5) million in 2003.

The U.S. toy stores reported operating earnings of $4 million for 2004 compared to $70 million in 2003. However, the 2004 results include charges of $132 million taken during the second quarter primarily to liquidate selected older toy store inventory, as mentioned above, and thereby enhance store productivity and accelerate inventory turnover. Inventory in the U.S. toy stores declined during 2004 with year-end inventories down 18% versus the prior year-end.

Mr. Eyler continued, “These solid divisional results enabled us to generate significant cash flow in 2004 and maintain a strong balance sheet. We ended 2004 with $2.2 billion in cash, cash equivalents and short-term investments on our balance sheet.”

In a press release on April 14, 2005, the company announced it had filed for an extension of up to 15 days to file its Annual Report on Form 10-K for the fiscal year ended January 29, 2005. In the Form 12b-25 filing, Toys “R” Us stated the reason for the extension was due to the restatement related to its accounting practices for leases and leasehold improvements, and related to the completion of its procedures in connection with the assessment of Toys “R” Us’ internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The company has completed the review of its accounting for leases and leasehold improvements and the audited results reflect a non-cash cumulative adjustment to retained earnings of $196 million as of February 2, 2002. In addition, the company recorded a $16 million unfavorable impact on net earnings for the fiscal year ended February 1, 2003, and a $2 million favorable impact on net earnings for the fiscal year ended January 31, 2004. The company has concluded that the control deficiency over the selection and monitoring of its accounting practices used in its accounting for leases and leasehold improvements that resulted in the above-described restatement for leases and leasehold improvements represents a material weakness in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the audit standards established by the Public Company Accounting Oversight Board. To remediate the material weakness in the company’s internal control over financial reporting and the ineffectiveness of its disclosure controls and procedures, the company has conducted and completed a review of its accounting practices for leases and leasehold improvements and corrected its method of accounting.

As previously announced, Toys “R” Us has entered into a definitive agreement to sell its entire worldwide operations, including both its global Toys “R” Us and Babies “R” Us businesses, to an investment group consisting of affiliates of Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co., L.P. (KKR), and Vornado Realty Trust (NYSE: VNO), for $26.75 per share.

Completion of the merger is contingent on, among other things, regulatory review and approval by the stockholders of Toys “R” Us, Inc. On April 15, 2005, Toys “R” Us received notice of early termination of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended, from the U.S. Federal Trade Commission and the Department of Justice. As noted above, the company expects that it will file the Preliminary Proxy Statement related to its proposed merger shortly. The company expects that the merger will occur by the end of July 2005.

The company’s Annual Report on Form 10-K contains detailed information concerning the company’s results of operations and financial condition for the fiscal year ended January 29, 2005. This press release should be read in conjunction with the Form 10-K, which includes financial statements and management’s discussion and analysis of financial condition and results of operations.

Toys “R” Us, Inc. anticipates that it will report earnings for the quarter ending April 30, 2005 on June 7, 2005.

Toys “R” Us, Inc. is one of the leading specialty toy retailers in the world. It currently sells merchandise through more than 1,500 stores, including 680 toy stores in the U.S. and 608 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com and www.sportsrus.com. Babies “R” Us, a division of Toys “R” Us, Inc., is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 219 stores in the U.S. as well as on the Internet at www.babiesrus.com.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, our proposed merger, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, the timing and receipt of approvals for the proposed merger, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, domestic and international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, existence of adverse litigation, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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